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                                                                      MTHM Draft
                                                              September 12, 2000





                                 Wipro Limited

                     2,750,000 American Depositary Shares

                      representing 2,750,000 Equity Shares

                           par value Rs. 2 per share




                              UNDERWRITING AGREEMENT




[___________], 2000

                                         [___________], 2000



Morgan Stanley & Co. Incorporated
Credit Suisse First Boston (Singapore) Limited
Banc of America Securities LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

          Wipro Limited, a public company with limited liability duly organized and existing under the laws of the Republic of India (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 2,750,000 American Depositary Shares (the "Firm ADSs"). The Company also proposes to issue and sell to the several Underwriters not more than an additional [812,500] American Depositary Shares (the "Additional ADSs") if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the "ADSs." Each ADS will represent of one equity share, par value Rs. 2 per share (the "Shares"), of the Company.

          The ADSs will be evidenced by American Depositary Receipts ("ADRs") to be issued pursuant to the Deposit Agreement, dated as of [___], 2000, among the Company, Morgan Guaranty Trust Company of New York, as Depositary (the "Depositary"), and all holders and beneficial owners from time to time of the ADSs (the "Deposit Agreement").

          The Firm ADSs and the Additional ADSs, if any, and the Shares represented thereby are hereinafter called the "Offered Securities."

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of ADSs is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register ADSs pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Company and the Depositary have also prepared and filed with the Commission in accordance with the provisions of the Securities Act a registration statement on Form F-6 (File No. 333-[___]) relating to the ADSs and ADRs. Such registration statement, as amended at the time it becomes effective, is hereinafter referred to as the "ADR Registration Statement."

          Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve a portion of the ADSs to be purchased by it under this Agreement for sale to certain of the Company's top clients and to friends and relatives of certain of its senior employees (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The ADSs to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

        (a) The Registration Statement and the ADR Registration Statement have become effective; no stop order suspending the effectiveness of either the Registration Statement or the ADR Registration Statement are in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b)(i) Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder as well as the rules, regulations and other requirements of the Ministry of Finance of India (the "MOF"), the Reserve Bank of India (the "RBI"), the Department of Company Affairs of India (the "DCA"), the Company Law Board (the "CLB"), the Foreign Investment Promotion Board (the "FIPB") and the Securities Exchange Board of India ("SEBI"), as applicable, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADR Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

        (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

        (e) This Agreement has been duly authorized, executed and delivered by the Company.

        (f) The Deposit Agreement has been duly authorized, and when executed and delivered by the Company will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

        (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

        (h) The Shares outstanding prior to the issuance of the Shares to be issued in connection with the offering and sale of the ADSs have been duly authorized and are validly issued, fully paid and nonassessable; the Shares to be issued in connection with the offering and sale of the ADSs have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company and will conform in all material respects to the description of the Shares contained in the Prospectus. The Shares may be freely deposited with the Depositary against issuance of ADRs evidencing the ADSs, although there are restrictions on the future deposits of Shares which are fully and accurately disclosed in the Prospectus. The ADSs are freely transferable by the Company to the Underwriters in the manner contemplated in this Agreement. Upon deposit of the underlying Shares with the custodian named in the Deposit Agreement pursuant to the Deposit Agreement in accordance with the terms thereof, all right, title and interest in such Shares, free and clear of any security interest, mortgage, pledge, claim, lien or other encumbrance (each, a "Lien"), will be transferred to the Depositary on behalf of the Underwriters. Upon issuance by the Depositary of the ADRs evidencing the ADSs against deposit of the underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified in the ADRs and the Deposit Agreement. There are no restrictions on the transfer of such Shares except as required by (a) restriction on ownership or transfer in India, or to, or for the account or benefit of, residents in India described in the Prospectus and (b) the Deposit Agreement, all as described in the Prospectus. Immediately following the offering and sale of the ADSs pursuant to this Agreement, the ownership of the Company will be as set forth in the Prospectus under "Principal Shareholders."

        (i) Stamp duty is payable in India by the Company in connection with the issuance of the Shares in the name of the Depositary; however, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in India or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of the Shares by the Company against the issuance of the ADRs evidencing ADSs, (B) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters or their designees in accordance herewith, (C) the sale and delivery outside of India by the Underwriters or their designees of the ADSs representing the Shares to the initial purchasers thereof, or (D) except as set forth in the Prospectus under "Taxation--Indian Taxation", the consummation of any other transaction contemplated in this Agreement or the Deposit Agreement in connection with the sale and delivery of the ADSs, except that stamp duty may be payable on this Agreement or the Deposit Agreement if presented in India for enforcement.

        (j) Except as described in the Part II of the Registration Statement, the Company has not sold or issued any Shares during the six-month period preceding the date of the Registration Statement, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

        (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law (including any law or regulation of the Republic of India) or the memorandum or articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

        (l) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Deposit Agreement and this Agreement, the deposit of the Shares with the Depositary, or the issuance and sale of ADRs evidencing the ADSs representing the Shares, except for
     (i) registration of the Shares and ADRs under the Securities Act, and any filings required under Rule 424 of the Securities Act, (ii) requisite approval of the National Association of Securities Dealers, Inc. ("NASD"),
     (iii) the approval of the FIPB and notification to and confirmation by the MOF, the RBI and the DCA as described under "Government of India Approvals" in the Prospectus and (iv) any governmental authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside India and the United States in connection with the purchase and distribution of the ADSs by or for the account of the Underwriters.

        (m) No governmental approvals are currently required in the Republic of India in order for the Company to pay dividends or other distributions declared by the Company to holders of Shares, including the Depositary, or for the conversion by the Depositary of any dividends paid in rupees to U.S. dollars or the repatriation thereof out of the Republic of India and no other withholding or other taxes, levies, imposts or charges under the laws and regulations of the Republic of India will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of Shares (including, without limitation, those represented by ADRs) to persons not resident in India.

        (n) This Agreement, the Deposit Agreement and the ADSs representing the Shares to be deposited by the Company are in proper legal form under the laws of India for the enforcement thereof against the Company under the laws of India; and to ensure the legality, validity, enforceability and admissibility into evidence in India of each of this Agreement, the Deposit


     Agreement, the ADSs or any other such document, it is not necessary that this Agreement, the Deposit Agreement, the ADSs or any other such document be filed or recorded with any court or other authority in India or that any stamp or similar tax be paid in India or in respect of this Agreement, the Deposit Agreement, the ADSs or any other such document, except that (i) stamp duty may be payable on this Agreement or the Deposit Agreement if presented in India for enforcement and (ii) stamp duty is payable in connection with the issuance of the Shares in the name of the Depositary.

        (o) All amounts payable by the Company under this Agreement, the ADRs, the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by India or any authority thereof or therein nor are any taxes imposed in India on, or by virtue of the execution or delivery of, such documents.

        (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

        (q) The Company and each of its subsidiaries has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (r) The Company and its subsidiaries have filed all necessary Indian federal, state and foreign income and franchise tax returns (including, without limitation, those required by United States federal, state and local authorities) or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in its financial statements in respect of all Indian federal, state and foreign income and franchise taxes (including, without limitation, those required by United States federal, state and local authorities) for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

        (s) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and that are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (t) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

        (u) The industry, statistical and market-related data included in the Prospectus and the Registration Statement, as of its date, to the best knowledge of the Company, are true and accurate in all material respects and are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

        (v) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among any of the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Company or its subsidiaries on the other hand, that is required by the Securities Act and rules and regulations thereunder to be described in the Prospectus.

        (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

        (x) The form of certificate for the Shares conforms to the requirements of Indian law, the charter documents of the Company, the Indian Exchanges (as defined below) and the description thereof contained in the Prospectus, and the ADSs and the ADRs conform to the requirements of the Deposit Agreement and the New York Stock Exchange.

             (y) It is not necessary in order to enable any party to enforce any of its rights under this Agreement or in order to enable any owner of ADSs to enforce any of its rights that all or any of such parties or owners of ADSs be licensed, qualified or entitled to do business in India. None of the Underwriters is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in India by reason of the ownership of ADSs or the entry into, performance and/or enforcement of this Agreement and the transactions contemplated hereby.

              (z) The Company is subject to civil and commercial law with respect to its obligations under this Agreement, the Deposit Agreement and the ADRs. The execution and delivery by the Company and the performance by the Company of its obligations hereunder and thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company, any subsidiary of the Company nor any of their respective properties enjoys any right of immunity in any jurisdiction in India from suit, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) in respect of such obligations.

              (aa) The Company has full power authority and legal right to enter into and perform its obligations of indemnification and contribution set forth in Section 7 of this Agreement and neither the indemnification nor the contribution provisions of such Section 7 contravene current Indian law.

              (ab) The ADSs have been duly approved for quotation on the New York Stock Exchange, subject only to official notice of issuance and evidence of satisfactory distribution, and the Shares are listed on the Stock Exchange, Mumbai, the Bangalore Stock Exchange, the Delhi Stock Exchange, the Ahmedabad Stock Exchange, the Cochin Stock Exchange and the National Stock Exchange of India (collectively, the "Indian Exchanges").

              (ac) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (ad) The issuance by the Company of the Shares and the sale of ADSs to purchasers outside of India as contemplated by this Agreement will not contravene any applicable law of India (including, without limitation, any such applicable law limiting foreign ownership of the Company of any subsidiary) or constitute a breach of or a default under any of the Company's material agreements.

              (ae) The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations of the jurisdiction in which they operate (including the Republic of India) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (af) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (ag) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs registered pursuant to the Registration Statement.

              (ah) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of the Company and its subsidiaries in conformity with generally accepted accounting principles in the United States, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (ai) As at the date hereof, no Year 2000 Problem has occurred that has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or any material loss or interference with the business or operations of the Company and its subsidiaries, taken as whole; nothing has come to the attention of the Company or any of its subsidiaries that any of the suppliers, vendors, customers or other material third parties has experienced any Year 2000 Problem that has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

              (aj) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

              (ak) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with or reasonably necessary to conduct the business now operated by them, and none of the foregoing intellectual property rights of the Company or its subsidiaries breaches or is in conflict with asserted rights of others; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

              (al) The Company and its subsidiaries have good and marketable title to all property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

              (am) Neither the Company nor any of its subsidiaries or any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of the Company or any of its subsidiaries has done any act or authorized, directed or participated in any act, in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person.

              (an) The U.S. GAAP balance sheets, statements of income, of retained earnings and of cash flows and the related notes thereto of the Company included in the Registration Statement present fairly the financial position of the Company on a consolidated basis as of the dates indicated and the results of operations, retained earnings and cash flows for the periods specified, (i) such financial statements have been prepared in accordance with generally accepted accounting principles in the United States and (ii) KPMG Peat Marwick India Ltd., who certified the audited U.S. GAAP financial statements of the Company included in the Registration Statement, are independent auditors with respect to the Company under the Securities Act and the applicable published rules and regulations of the Commission thereunder. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

              (ao) The Indian GAAP balance sheets and statements of income of the Company included in the Registration Statement present fairly the financial position of the Company on a consolidated basis as of the dates indicated and the results of operations for the periods specified, (i) such financial statements have been prepared in accordance with generally accepted accounting principles in the Republic of India and (ii) N.M. Raiji & Co., who certified the audited Indian GAAP financial statements of the Company included in the Registration Statement, are independent chartered accountants within the rules of the code of professional ethics of the Institute of Chartered Accountants of India.

              (ap) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal hardware and software suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (aq) The Company has disclosed to the Underwriters copies of (i) all minutes and agenda of the Company and each of its material subsidiaries' Board of Directors meetings for the last three years and
         (ii) all existing minutes and agenda of stockholders' meetings of the Company for the last three years.

              (ar) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

              (as) A registration statement on Form 8-A has been filed with and declared effective by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (at) The Directed Share Program, when instituted and administered in accordance with its terms, including the distribution of the Prospectus, any preliminary prospectus and any amendments or supplements thereto to Participants and all communications and dealings by the Company, its officers, directors, employees and affiliates and any person acting on its or their behalf in connection with the Directed Share Program, do not and will not contravene applicable laws and regulations of the Republic of India. No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the Republic of India, other than those obtained, is required in connection with the offering or sale of the Directed Shares pursuant to the Directed Share Program.

              (au) Neither the Company nor any of its officers, directors, employees or affiliates or any person acting on its or their behalf has
         (i) offered or sold, or caused Morgan Stanley to offer or sell, ADSs to any person who is not qualified to purchase such ADSs pursuant to the Directed Share Program under the laws and regulations of the Republic of India or (ii) otherwise engaged in any other action in connection with the Directed Share Program that could reasonably be construed to be in contravention of the laws or regulations of the Republic of India.

              (av) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, ADSs to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm ADSs set forth in Schedule I hereto opposite its name at $____ per ADS (the "Purchase Price").

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [___] Additional ADSs at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. If any Additional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

            The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not (and will not publicly announce any intention to), during the period beginning on the date hereof and ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, ADSs, ADRs or any securities convertible into, or exercisable or exchangeable for shares of common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of common stock, ADSs or ADRs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the ADSs to be sold hereunder or (B) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing prior to the date hereof provided that the Company has determined in good faith, and, to the Company's knowledge, after due inquiry, that the person to whom such shares are issued, will not offer, sell, contract to sell or otherwise dispose of such shares in contravention of any lock-up agreement between such person and the Underwriters.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the ADSs are to be offered to the public initially at $______ an ADS (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $_____ an ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ an ADS, to any Underwriter or to certain other dealers.

         4. Payment and Delivery. Payment for the Firm ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at

10:00 a.m., New York City time, on [date three business days after date hereof, or four business days if deal prices after 4:30 p.m. EST], 2000 or at such other time on the same or such other date, not later than [date five business days after that], 2000 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

             Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [date 10 days after expiration of greenshoe], 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

             Certificates for the Firm ADSs and Additional ADSs shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm ADSs and Additional ADSs shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__] (New York City time) on the date hereof.

            The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date :

            (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Prospectus;

               (ii) (A) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any recognized statistical rating organization, (B) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for the rating of the Company or any securities of the Company by any such rating organization or (C) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to any outstanding debt securities of the Company that that on which such debt securities were marketed; and

               (iii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i), (ii) and (iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date.

          (c) The Underwriters shall have received on the Closing Date an opinion of Nishith Desai Associates, Indian counsel to the Company, dated the Closing Date, to the effect that.

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and has all necessary power, authority and qualification to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) The Company has an equity and issued capitalization as set forth in the Prospectus and such capitalization complies with Indian law. The summary of the charter documents and Indian law set forth in the Prospectus is accurate and complete in all material respects. The authorized share capital of the Company (including the Shares) conforms to the description thereof under the heading "Description of Capital Stock" in the Prospectus.

               (iv) The shares of capital stock of the Company outstanding prior to the issuance of the Shares represented by the ADSs have been duly and validly authorized, are validly issued and outstanding, are fully paid and nonassessable, conform to the description thereof contained in the Prospectus and, to the best of our knowledge after due inquiry, have been issued in compliance with the registration and qualification requirements of Indian securities laws.

               (v) The Shares represented by the ADSs and deposited pursuant to the Deposit Agreement in accordance with this Agreement (the "Deposited Shares") have been duly and validly authorized by the Company, and when the Shares are issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement, the Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, rank pari passu with the other Shares outstanding, and will not be subject to any Lien, encumbrance, preemptive right, equity, call right or other claim, and there are no restrictions on the voting or transfer of the Deposited Shares, the ADSs or the ADRs, except as described in the Prospectus and pursuant to the lock-up agreement attached to this Agreement as Exhibit A. The Deposited Shares, when deposited pursuant to the Deposit Agreement in accordance with this Agreement, will continue to be validly issued and outstanding and fully paid and nonassessable and will entitle the holders thereof to the rights specified in the ADSs, the ADRs and the Deposit Agreement. The form of certificate for the Shares conforms to the requirements of Indian law and the charter documents of the Company.

               (vi) All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (vii) The Company has full power and authority to enter into and perform its obligations under this Agreement and the Deposit Agreement (together, the "Principal Agreements"). This Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Deposit Agreement is in proper legal form for enforcement against the Company in India, subject to the aforesaid qualification regarding payment of stamp duties. The ADSs and the ADRs are in proper legal form for enforcement against the Company in India. The Depositary and any holder or owner of ADSs or ADRs issued under the Deposit Agreements are each entitled to sue as plaintiff in the Indian courts for the enforcement of their respective rights against the Company and such access will not be subject to any conditions which are not applicable to Indian persons.

               (viii) The execution, delivery and performance by the Company of the Principal Agreements and the consummation of the transactions contemplated thereby (including the issuance of the Shares to be represented by the ADSs, the deposit of such Shares pursuant to the Deposit Agreement, the issuance and sale of the ADSs and the issuance of the ADRs) will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in a violation of the charter documents of the Company or of any Indian law or of any order, rule or regulation of any Indian court or governmental body or agency having jurisdiction over the Company, or its properties or assets or the rules and regulations of the Indian Exchanges.

               (ix) No consent, approval, authorization or order of, or filing, registration or qualification with, any Indian Exchange, Indian court or governmental agency or body is required for the execution, delivery and performance of the Principal Agreements, the issuance or sale of the Deposited Shares or the ADSs, the issuance of the ADRs and the consummation of the transactions contemplated by the Principal Agreements, except such consents, approvals, authorizations, orders, filings, registrations or qualifications listed in a schedule to be attached to this opinion (all of which have been obtained or made and continue to be in full force and effect).

               (x) Each of the Registration Statement, the ADR Registration Statement and the Prospectus has been duly approved by the Board of Directors of the Company, and each of the Registration Statement and the ADR Registration Statement has been duly executed by the officers and directors of the Company set forth on the signature pages thereto.

               (xi) The execution and delivery by the respective parties to the Principal Agreements and the performance by such parties of the obligations thereunder and the consummation of the transactions contemplated by such agreements will not result in a breach or violation of any of the terms and provisions of, (A) the Company's Memorandum or Articles of Association, (B) any of the Company's material agreements or (C) any applicable Indian law or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental agency or body in India or any Indian court, stock exchange or self-regulatory organization in India having jurisdiction over such parties or any of their properties.

               (xii) Stamp duty is payable in India in connection with the issuance of the Shares in the name of the Depositary in the manner set forth in the Prospectus; however, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to India or to any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of the Shares against the issuance of ADSs or ADRs, (B) the purchase of the ADSs by the Underwriters, (C) the sale and delivery by the Underwriters of the ADSs or ADRs to the initial purchasers thereof, or (D) the consummation of any other transactions contemplated in the Principal Agreements in connection with the issuance and sale of the ADSs or the issuance of the ADRs.

               (xiii) The indemnification and contribution provisions set forth in Section 7 of this Agreement do not contravene Indian law or public policy.

               (xiv) All dividends and other distributions declared and payable on the Deposited Shares may under current Indian laws and regulations be paid to the custodian of the Depositary in Indian rupees that may be converted into foreign currency and freely transferred out of India; all such dividends and other distributions made to holders of Shares, ADSs or ADRs who are non-residents of India will not be subject to Indian income, withholding or other taxes under Indian laws and regulations and are otherwise free and clear of any other tax duty, withholding or deduction, without the necessity of obtaining any Indian governmental authorization in India.

               (xv) The Indian courts will observe and give effect to the choice of the law of the State of New York as the governing law of the Principal Agreements.

               (xvi) The Company has the power to submit, and has taken all necessary action to submit, to the jurisdiction of the federal courts of the United States of America and the courts of the State of New York, in each case located in the City of New York and to appoint CT Corporation System as its agent for service of process for this purpose. The waiver by the Company of any objection to venue of a proceeding in the courts noted in the first sentence of this paragraph above is valid and legally binding. Service of process effected in the manner set forth in this Agreement, assuming it is valid under New York law, will be effective, subject to the Indian procedural laws governing service of process, to confer valid personal jurisdiction over the Company. The Company and the holders of Shares, ADSs or ADRs can sue and be sued in their own names under the laws of India. The irrevocable submission by the Company to the jurisdiction of the courts specified in the first sentence of this paragraph constitutes a valid and legally binding obligation of the Company so long as such submission to jurisdiction is not contrary to Indian public policy, and we have no reason to believe that such submission to jurisdiction is contrary to Indian public policy. Any judgment obtained in a court specified in the first sentence of this paragraph arising out of or in relation to the obligations of the Company under the Principal Agreements, as the case may be, or the transactions contemplated thereby will be recognized and enforced by Indian courts subject to what is provided under the caption "Enforceability of Civil Liabilities" in the Prospectus.

               (xvii) The Principal Agreements are in proper legal form for enforcement against the Company in India, and any Underwriter in respect of the Underwriting Agreement and each of the Depositary and any holder of ADSs or ADRs in respect of the Deposit Agreements is entitled to sue as plaintiff in the Indian courts for the enforcement of their respective rights against the Company, and such access will not be subject to any conditions which are not applicable to Indian persons. None of the Underwriters is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in India by reason of the ownership of Shares, ADSs or ADRs or the entry into, performance and/or enforcement of this Agreement.

               (xviii)   The Company is subject to civil and commercial law with
          respect to its obligations under the Principal Agreements, the ADSs and the ADRs. The execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts, and neither the Company, any subsidiary of the Company nor any of their respective properties enjoys any right of immunity in any jurisdiction in India from suit, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) in respect of such obligations.

               (xix) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xx) To the best of such counsel's knowledge after due inquiry, the Company and its subsidiaries have all material licenses, permits, certificates, franchises and other approvals or authorizations from all regulatory officials and bodies that are necessary to the conduct of their businesses and to the ownership or lease of their properties as described or contemplated in the Prospectus.

               (xxi) The Company and its subsidiaries (A) are in compliance with any and all applicable environmental laws, (B) have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with environmental laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (xxii) To the best of such counsel's knowledge, after due inquiry, the Company has complied in all material respects with its charter documents and, except as described in the Prospectus, with each of its documents of title to its properties, mortgages, deeds of trust, and loan agreements and there exists no default under any such documents of title, mortgages, deeds of trust or loan agreements which has not been waived nor has the Company nor any such subsidiary received any notice of default with respect thereto.

               (xxiii)   The statements (A) in the Prospectus under the captions
          "Enforcement of Civil Liabilities," "Risk Factors--Risks Related to Investments in Indian Companies," "Dividend Policy," "Price Range of Equity Shares," "Management's Discussion and Analysis and Results of Operations--Liquidity and Capital Resources," "Business--Facilities," "Business--Intellectual Property," "Business--Legal Proceedings," "Management," "Certain Transactions," "Description of Capital Stock," "Restrictions on Foreign Ownership of Indian Securities," "Government of India Approvals" and "Taxation--Indian Taxation," and (B) in the Registration Statement in Items 14 and 15 of the Registration Statement, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (xxiv) To the best of such counsel's knowledge after due inquiry, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or the ADR Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

               (xxv) It is not necessary (a) in order to enable the Underwriters or any of them to exercise or enforce any of their rights under this Agreement; (b) to enable the Depositary or the holders or owners of ADSs to exercise or enforce any of its rights under the Deposit Agreement and (c) by reason of the entry into and/or performance of this Agreement or the Deposit Agreement that any or all of the Underwriters or the Depositary or the holders or owners of ADSs should be licensed, qualified or entitled to do business in India.

               (xxvi) None of the Underwriters or the Depositary is or will be resident, domiciled, carrying on business or subject to taxation in India by reason only of the entry into, performance and/or enforcement of the Principal Agreements.

               (xxvii) Such counsel is of the opinion that (A) the Directed Share Program, when instituted and administered in accordance with its terms, do not and will not contravene the applicable laws and regulations of the Republic of India and (B) no consent, approval authorization or order of, or qualification with, any governmental body or agency in the Republic of India, other than those obtained, is required in connection with the offering of the Directed Shares pursuant to the Directed Share Program.

               (xxviii) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Wilson, Sonsini, Goodrich & Rosati, special United States counsel for the Company, dated the Closing Date, to the effect that:

               (i) This Agreement has been duly executed and delivered by the Company.

               (ii) When executed and delivered by the Company and the Depositary, the Deposit Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (iii) Each of the Registration Statement and the ADR Registration Statement has been declared effective by the Commission under the Securities Act, and the Form 8-A Registration Statement has been declared effective by the Commission under the Exchange Act. No stop order suspending the effectiveness of either of the Registration Statement, the ADR Registration Statement, or the Form 8-A Registration Statement has been issued under the Securities Act or the Exchange Act, as applicable, and, to the best knowledge of such counsel, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

               (iv) The statements (A) in the Prospectus under the captions "Management's Discussion and Analysis and Results of Operations-- Liquidity and Capital Resources," "Business--Legal Proceedings," "Business--Intellectual Property," "Management--Employee Benefit Plans," "Certain Transactions," "Taxation--United States Federal Taxation," "Shares Eligible For Future Sale" and "Underwriting," and
          (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

               (v) After due inquiry, such counsel does not know of any legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, the ADR Registration Statement or the Prospectus, other than those disclosed therein, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the ADR Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the ADR Registration Statement that are not described or filed as required.

               (vi) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of United States federal of state law or the Memorandum and Articles of Association of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs;

               (vii) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" within the meaning of Investment Company Act of 1940 as amended.

               (viii) The ADRs conform to the requirements of the Deposit Agreement and the New York Stock Exchange. The Deposit Agreement, the ADSs and the ADRs conform to the description thereof in the Prospectus.

               (ix) The submission of the Company to the non-exclusive jurisdiction of the New York courts and the appointment of CT Corporation System as its authorized agent for the purpose described in Section 13 of the Underwriting Agreement is legal, valid and binding under the laws of the State of New York and service of process effected in the manner set forth in that section will confer valid personal jurisdiction over the Company.

               (x) To the best of our knowledge and except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs or Shares registered pursuant to the Registration Statement.

               (xi) The Company and its subsidiaries (A) are in compliance with any and all applicable environmental laws, (B) have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with environmental laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (xii) Such counsel (A) is of the opinion that the Registration Statement, ADR Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the ADR Registration Statement, the Registration Statement and the prospectus included therein at the time the Registration

          Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Underwriters shall have received on the Closing Date an opinion of Ziegler, Ziegler & Altman, counsel for the Depositary, dated the Closing Date, to the effect that:

               (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity;

               (ii) when issued against the deposit of Shares in accordance with the Deposit Agreement, the ADRs evidencing the ADSs being sold under this Agreement will entitle the registered holders of the ADRs evidencing such ADSs to the rights specified in such ADRs and in the Deposit Agreement; and

              (iii)  the Deposit Agreement and the ADRs referred to in paragraph
          (ii) above conform, in all material respects, to the descriptions thereof in the prospectus under the caption "Description of American Depositary Shares."

          (f) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (g) The Underwriters shall have received on the Closing Date an opinion of Bhaishanker, Kanga & Girdharlal, Indian counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          With respect to Section 5(d)(xi) above, Wilson, Sonsini, Goodrich & Rosati, Nishith Desai Associates, Milbank, Tweed, Hadley & McCloy, LLP, and Bhaishanker, Kanga & Girdharlal may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinion of Nishith Desai Associates described in Section 5(c) above and Wilson, Sonsini,Goodrich & Rosati described in Section 5(d) above, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (h) The Company and the Depositary shall have executed and delivered the Depositary Agreement, in form and substance satisfactory to the Underwriters.

          (i) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Underwriters of one of its authorized officers with respect to the deposit with it of the underlying Shares against issuance of the ADRs evidencing the Firm ADSs and the Additional ADSs, if any, the execution, issuance, countersignature and delivery of the ADRs evidencing the Firm ADSs and the Additional ADSs, if any, pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters reasonably request.

          (j) Neither the Company nor any of its affiliates has taken or will take in connection with the offering, directly or indirectly, any action, including any bids or purchases, for the purpose of creating actual or apparent active trading in, or of raising the price of, the ADRs, the ADSs or the underlying Shares, or which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

          (k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG India Ltd., independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the ADR Registration Statement (if any) and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (l) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from N.M. Raiji & Co., independent chartered accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the selected Indian GAAP financial data contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (m) The lock-up agreements between you and certain stockholders officers, directors and employees of the Company relating to sales and certain other dispositions of ADSs, Shares or securities convertible into or exercisable or exchangeable for such Shares, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (n) The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs and other matters related to the issuance of the Additional ADSs including, but not limited to, updated comfort letter and legal opinions, as provided for in Section 5(k) and 5(l), and Sections 5(c), 5(d), 5(e), 5(f) and 5(g), respectively, each dated the Option Closing Date.

          (o) The Underwriters shall have received reimbursement of expenses of counsel to the Underwriters as provided in 6(f), which may be deducted from the proceeds of the offering paid on the Closing Date.

          (p) No order or notice, oral or written, from any governmental or regulatory authority of the Republic of India has been received by the Company to the effect that the offering contemplated by this Agreement, if consummated, will contravene applicable laws or regulations of the Republic of India.

          (q) The New York Stock Exchange shall have approved the ADSs for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (r) The Company shall have received the approval of the FIPB for the offering of ADSs.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement, the ADSs Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any stamp duties, transfer or other taxes payable thereon, (iii) the cost of printing or producing any "Blue Sky" or legal investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all fees and expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees, disbursements and expenses of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares, (vi) all costs and expenses incident to listing the ADRs on the New York Stock Exchange, (vii) the reasonable fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters) in connection with the initial purchase of ADSs, (viii) the fees and expenses of CT Corporation System as agent for service of process in the United States, (ix) the cost of printing certificates representing the Shares and the ADSs, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, the cost of any aircraft chartered in connection with the road show, and other reasonable fees and expenses incurred by the Underwriters on behalf of the Company, (xi) all fees, disbursements and expenses of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xii) all expenses in connection with any offer and sale of the Shares or ADSs outside the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside the United States and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", Section 8 entitled "Directed Share Program Indemnification," and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

         (g) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

         (h) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     7.  Indemnity and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such

     Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several, in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)  The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

     8.  Directed Share Program Indemnification.

         (a) The Company agrees to indemnify and hold harmless Morgan Stanley and its affiliates and each person, if any, who controls Morgan Stanley or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase, (iii) caused by or related to alleged or actual noncompliance or violation of laws and regulations of the Republic of India, or (iv) otherwise related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

         (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 8 (a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan

     Stanley Entity and any other the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and
     (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

         (c) To the extent the indemnification provided for in Section 8(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by Section 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the ADSs. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

         (e) The indemnity and contribution provisions contained in this
     Section 8 shall remain operative and in full force and effect regardless of
     (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, The Stock Exchange, Mumbai, the National Stock Exchange, the Bangalore Stock Exchange, the Delhi Stock Exchange, the Ahmedabad Stock Exchange or the Cochin Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by any of the Republic of India, United States Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Prospectus.

     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional ADSs or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Consent to Jurisdiction. Each of the parties hereto irrevocably
(i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York state or Federal court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive personal jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, NY, as its authorized agent upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall not be revoked without the prior written consent of Morgan Stanley & Co. The Company represents and warrants that CT Corporation System has agreed to act as such agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon CT Corporation System and written notice of such service to the party that has appointed it shall be deemed, in every respect, effective service of process upon such party, as the case may be.

     14. Waiver of Immunity. With respect to any proceeding related hereto, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any judgment related hereto, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such related proceeding or related judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree and subject to receipt of any necessary approval of the Reserve Bank of India (which the Company hereby agrees to use its best efforts to obtain at the earliest possible date), to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Morgan Stanley could purchase U.S. dollars with such other currency in New York City on the business day preceding that on which final judgment is given.

     The obligation of the Company in respect of any sum due from the Company to any Underwriter, or of any Underwriter in respect of any sum due from such Underwriter to the Company shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter or the Company, respectively, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter or the Company, respectively, may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars to purchased over the sum originally due to such Underwriter hereunder.

     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



                                Very truly yours,

                                WIPRO LIMITED



                                By:____________________________
                                Name:
                                Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON (SINGAPORE) LIMITED
BANC OF AMERICA SECURITIES LLC

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule I hereto.



By: MORGAN STANLEY & CO. INCORPORATED



     By:__________________________
      Name:
      Title:

                                                                      SCHEDULE I



                                                                  Number of
                                                                  Firm ADSs
                                                                 To Be Purchased

      Underwriter

Morgan Stanley & Co. Incorporated..........................

Credit Suisse First Boston (Singapore) Limited.............

Banc of America Securities LLC.............................   __________________


     Total.................................................   ==================

                                                                       Exhibit A

                                LOCK-UP LETTER

                                                             _____________, 2000


Morgan Stanley & Co. Incorporated
Credit Suisse First Boston (Singapore) Limited
Banc of America Securities LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

  The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Wipro Limited, a public company with limited liability duly organized and existing under the laws of the Republic of India (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of _______ American depositary shraes (the "ADSs"), each representing ___ equity shares, Rs. 2 par value per share of the Company (the "Shares").

  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not (and will not publicly announce any intention to), during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Shares or any other securities convertible into or exercisable or exchangeable for ADSs or Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Shares, or any other securities convertible into or exercisable or exchangeable for ADSs or Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any ADSs to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to ADSs or Shares or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any ADSs or Shares or any other securities convertible into or exercisable or exchangeable for ADSs or Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's ADSs or Shares except in compliance with the foregoing restrictions.

  The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

  The undersigned acknowledges that this Lock-Up Agreement (a) contains the entire agreement between Morgan Stanley and the undersigned with respect to the subject matter hereof and (b) shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

                                Very truly yours,


                                _________________________
                                (Name)


                                _________________________
                                (Address)